EXHIBIT 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS SECURITY IS SUBORDINATE TO THE RIGHTS OF LAURUS MASTER FUND, LTD. (“LAURUS”) AS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT EXECUTED BY LAURUS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

Original Issue Date: November 2, 2005

$8,000,000.00

18% SECURED DEBENTURE

DUE AUGUST 2, 2006

THIS SECURED DEBENTURE is one of a series of duly authorized and issued Secured Debentures of DSL.net, Inc., a Delaware corporation, having a principal place of business at 545 Long Wharf Drive, 5th Floor, New Haven, CT 06511 (the “Company”), designated as its 18% Secured Debenture, due August 2, 2006 (this debenture, the “Debenture” and collectively with the other such series of debentures, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to DunKnight Telecom Partners LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $8,000,000 United States Dollars by August 2, 2006, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate amount and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1.        Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than in excess of 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 33% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date of their respective nominations), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (iv); provided, however, a Change of Control Transaction shall not include any change of control which involves the Holder or its affiliates or co-Holders, including, without limitation, DunKnight Telecom Partners LLC.

“Common Stock” means the common stock, par value $0.0005 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Debenture Register” shall have the meaning set forth in Section 2(b).

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” shall equal the sum of (i) 112% of the principal amount of this Debenture to be prepaid, plus (ii) all accrued and unpaid interest thereon plus (iii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 11(d).

“Original Issue Date” shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” shall mean (a) indebtedness existing on the Original Issue Date, (b) lease obligations and purchase money indebtedness of up to $150,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (c) trade accounts payable, letters of credit and surety bonds incurred or issued in the ordinary course of business and (d) guaranties by endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business.

“Permitted Lien” shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v)  Liens in favor of the Agent, (vi) Liens in favor of Laurus as provided for in that certain Security Agreement, dated August 31, 2004, as amended (the “Laurus Security Agreement”); (vii)  Liens securing obligations under a capital lease if such lease is permitted under this Agreement and such Liens do not extend to property other than the property leased under such capital lease; (viii) Liens upon any equipment or other assets acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or other assets or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other assets, so long as such Lien extends only to the equipment or other assets financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and (ix) cash collateral securing letters of credit.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 2, 2005 to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board or the Pink Sheets.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2.	Interest.

a)            Payment of Interest in Cash. The Company shall pay interest to the Holder on the outstanding principal amount of this Debenture at the rate of 18% per annum, payable monthly beginning on the first of the month following the Original Issue Date, and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”) in United States dollars.

b)            Interest Calculations. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

c)            Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee, in addition to the interest due and payable hereunder, at the rate of 10.50% per annum on the outstanding interest amount (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fees”) which will accrue on the basis of a 360 day year and for the actual number of days elapsed, from the date such interest is due hereunder through and including the date of payment.

d)            Prepayment. The Company may prepay all, but not part, of the principal amount of this Debenture without the prior written consent of the Holder and without penalty or premium. All accrued and unpaid interest will be paid on the prepayment date.

Section 3.	Registration of Transfers and Exchanges.

a)            Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations of at least $100,000, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange. Notwithstanding the foregoing, without the prior written consent of the Company no transfer of this Debenture shall be made if, after such transfer, there shall exist more than 10 Holders of Debentures.

b)            Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)            Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.       Special Provisions Relative to Refinancing Transactions and Laurus Drawdowns. Notwithstanding anything in this Debenture or any of the other Transaction Documents to the contrary, nothing herein or therein shall prohibit, limit or restrict in any way, the Company’s repurchase or repayment of the Company’s preferred stock, warrants to purchase common stock and/or debt instruments held by Deutsche Bank AG London and/or certain affiliated Vantage Point Venture Partners entities and, notwithstanding any other provision in this Debenture or any other Transaction Document, the consummation of such transactions shall not constitute a breach or Event of Default hereunder or under any Transaction Document. Notwithstanding any other provision in this Debenture or in any of the other Transaction Documents, payments of principal, interest and unusued line fees under the Company’s notes with Laurus (i.e., the Minimum Borrowing Note and the Revolving Note) and the repayment of “over advances” (as defined in the Laurus Security Agreement) other than during an event of default (as defined in the Laurus Security Agreement) shall not be deemed an Event of Default under this Debenture.

Section 5.	[Intentionally Omitted.]

Section 6.	[Intentionally Omitted.]

Section 7.	Covenants.

a)            Negative Covenants. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly, without the prior written consent of a majority of the outstanding principal amount of all Debentures (which majority must include DunKnight Telecom Partners LLC, to the extent such entity is then a Holder):

(i)    other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided that this subsection (i) shall not apply to any indebtedness incurred by the Company the proceeds of which are used to pay in full all principal, interest and other amounts then due and owing under the Debentures;

(ii)    other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii)    amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect the rights of any Holder hereunder;

(iv)    repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents;

(v)    pay cash dividends or distributions on any equity securities of the Company;

(vi)    sell, assign or otherwise transfer any of its assets, other than sales of inventory in the ordinary course of business, the disposition of obsolete or unusable assets or the disposition of all or substantially all of the assets or capital stock of Vector Internet Services, Inc., a wholly owned operating subsidiary of the Company (“VISI”), by stock or asset sale or other such sale transaction;

(vii)    increase the base salary of its chief executive officer to not more than $300,000 per annum;

(viii)    enter into any agreement, contract or understanding with any Person, whether for the receipt or provision of goods or services, requiring the expenditure by the Company of more than $150,000 in any one or a series of related transactions;

(ix)    commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof, or make a general assignment for the benefit of creditors;

(x)    be a party to any Change of Control Transaction, agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company); provided that subsection (x) shall not apply to the extent a transaction is permitted by subsection (vi) above;

(xi)    make any change in the Company's business objectives, purposes, operations or capital structure or enter into any agreement providing third party management rights with respect to the Company’s business except for changes approved unanimously by the Board of Directors of the Company;

(xii)    other than the Subordination Agreement, enter into or suffer the existence of any agreement restricting the ability of the Company to make any payments, directly or indirectly, hereunder;

(xiii)    permit any Person to declare a default under, or terminate prior to expiration of its scheduled term, any material lease, license, agreement, contract or other arrangement such Person has with the Company (other than customer service agreements which may be terminated by parties thereto in the ordinary course of business);

(xiv)    undertake any Subsequent Financing other than Exempt Issuances (as defined in the Purchase Agreement) and as otherwise permitted therein; or

(xv)   enter into any agreement to effect what would otherwise be prohibited by the foregoing.

b)            Financial Covenants. So long as any portion of this Debenture is outstanding, the Company shall, and shall cause each of its Subsidiaries to:

(i)     remain solvent at all times (“solvent” for purposes of this subsection (b)(i) shall mean that the Company shall be able to pay its debts generally as they come due); and

(ii)    within 45 days after the end of each month, provide the Holder with an internally prepared unaudited balance sheet and income statement for the period ending the immediately preceding month; and

(iii)    maintain a balance of unrestricted, unencumbered marketable securities, cash and cash equivalents with a value of at least $1,500,000.

Section 8.	Events of Default.

a)            “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)    any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 3 Trading Days;

(ii)    the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any other Debenture which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent to the Company by the Holder or by any other Holder and (B) 10 Trading Days after the Company shall become aware of such failure;

(iii)    a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound (provided the default or event of default is material);

(iv)    any representation or warranty made herein, or in any other Transaction Documents, or in any written statement pursuant hereto or thereto, shall be untrue or incorrect as of the date when made or deemed made, except to the extent that such untruth or incorrectness does not (1) have a Material Adverse Effect or (2) restrict or limit the Holder’s ability to exercise its rights and remedies under this Debenture, including, without limitation, in respect to the collateral security interest in the Company’s assets;

(v)    (i) the Company or any of its Subsidiaries shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or (ii) there is commenced a case against the Company or any Subsidiary thereof, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 90 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or (v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay its debts generally as they become due; or (vii) the Company shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due or (viii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing (other than the events described in subsection (vi) above); or (ix) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing (other than the events described in subsection (vi) above);

(vi)    the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii)    the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days; and

(viii)    other than the transactions contemplated by the Transaction Documents and the disposition of all or substantially all of the assets or capital stock of VISI, the Company shall be a party to any Change of Control Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $50,000, in the aggregate, for all officers and directors during the term of this Debenture).

b)            Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture, in addition to the interest rate payable hereunder, shall accrue at the rate of 10.50% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Upon the payment in full of the Mandatory Default Amount on this entire Debenture the Holder shall promptly surrender this Debenture to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and upon expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.          Security Interest. This Debenture is ratably secured by the Agency, Guaranty and Security Agreement dated as of November 2, 2005 among the Company, the other grantors party thereto and the Agent (together with all amendments and supplements thereto, the “Security Agreement”) and by the related financing statements and certain other instruments as provided in the Security Agreement. Reference is hereby made to the Security Agreement for a description of the collateral thereby pledged and assigned, the nature and extent of the security for this Debenture, and the rights of the Holder in respect of such security and otherwise.

Section 10.       General Continuing Guaranty. The due and punctual payment of the principal of, and interest on, the amounts owed by the Issuer under this Debenture and the other Debentures, and the due and punctual payment of all other obligations owed by the Company, or any other Subsidiary of the Company pursuant to the Transaction Documents, are jointly and severally guarantied by certain of the Subsidiaries pursuant to the Security Agreement. Reference is hereby made to the Security Agreement for a description of the obligations guarantied thereunder and the rights of the Holders and the Agent in respect thereof.

                Section 11.       Miscellaneous.

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (203) 624-4231, Attn: General Counselor such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), subject to electronic confirmation, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, subject to electronic confirmation, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)            Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks paripassu with all other Debentures now or hereafter issued under the terms set forth herein.

c)            Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

d)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e)            Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

f)             Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

g)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i)             Assumption.  Any successor to the Company or surviving entity in a Change of Control Transaction shall (i) assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Change of Control Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Change of Control Transactions and shall be applied without regard to any limitations of this Debenture.

j)             Applicable Interest Rates. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document, including this Debenture. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Debenture is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

DSL.NET, INC.

By:	/s/ Kirby G. Pickle
Name: Kirby G. Pickle
Title: President & Chief Executive Officer

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